Exhibit 5.1

September 9, 2024

Hims & Hers Health, Inc.

2269 Chestnut Street, #523

San Francisco, CA 94123

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hims & Hers Health, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed offering by the Company, or one or more selling stockholders, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any future supplements to the Prospectus (each, a “Prospectus Supplement”), of one or more series of the following securities: shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants to purchase any of the securities described above (the “Warrants”), rights to purchase Class A Common Stock or Preferred Stock (the “Rights”) and units consisting of any combination of Class A Common Stock, Preferred Stock, Debt Securities, Warrants and Rights (the “Units”). The Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units are hereinafter referred to, collectively, as the “Securities.”

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued in one or more series pursuant to an indenture (including any officer’s certificate or supplemental indenture used to issue the Debt Securities, the “Indenture”) and any supplemental indentures thereto, to be entered into between the Company and a bank or trust company to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement. The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

One Bush Plaza, Suite 1200 San Francisco, CA 94104 gunder.com

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) that the Indenture, and any supplemental indentures thereto, will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and will be duly qualified under the Trust Indenture Act, and that the applicable Trustee will be duly eligible to serve as trustee; (x) with respect to shares of Class A Common Stock or Preferred Stock offered, that there will be sufficient shares of Class A Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (xi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.	With respect to shares of Class A Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Class A Common Stock and related matters; and (b) the shares of Class A Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Class A Common Stock, upon payment of the consideration therefor (not less than the par value of the Class A Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Class A Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law.

2.	With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock conforming to the Delaware General Corporation Law and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law.

3.	With respect to the Indenture, when the Indenture has been duly authorized, executed and delivered by the Company, the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

One Bush Plaza, Suite 1200 San Francisco, CA 94104 gunder.com

4.	With respect to the Debt Securities to be issued under the Indenture, when (a)(i) the terms of the Debt Securities have been duly established and authorized by the Company, (ii) the Indenture has been duly executed and delivered by the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and any applicable supplemental indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) when the Debt Securities to be offered and issued by the Company upon exercise of the Warrants have been issued by the Company against payment in full of the consideration and in accordance with the applicable Warrant, the Indenture and any applicable supplemental indenture, the Debt Securities will be duly authorized and legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and the purchasers or warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such purchasers or warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights, the terms of the offering thereof, and related matters, including the adoption of a rights agreement, as applicable; and (b) the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable rights agreement and by such corporate action (assuming the shares of Class A Common Stock or Preferred Stock relating to such Rights, as applicable, have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the terms of the Rights and the rights agreement), then the Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof, and related matters, including the adoption of a unit agreement, as applicable; and (b) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action and the applicable Indenture and Debt Securities have been duly executed by the Company and such Debt Securities have been authenticated by the applicable Trustee in accordance with the Indenture), then the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)	general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, the laws of the State of California (including in each case the rules or regulations promulgated thereunder or pursuant thereto), the Delaware General Corporation Law and, with respect to the Indenture, also the substantive laws of the State of New York, as in effect on the date hereof. We express no opinion as to enforceability of the New York choice-of-law provision contained in the Indenture.

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

One Bush Plaza, Suite 1200 San Francisco, CA 94104 gunder.com

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP

One Bush Plaza, Suite 1200 San Francisco, CA 94104 gunder.com